Exhibit 23.2

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B	GST Reg No:	M90367663E	Tel: (65) 6227 5428

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2025, with respect to the consolidated financial statements of SAIHEAT Limited and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Audit Alliance LLP

Singapore

September 8, 2026